Exhibit 3.11

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KOPPERS INDUSTRIES OF DELAWARE, INC.”, CHANGING ITS NAME FROM “KOPPERS INDUSTRIES OF DELAWARE, INC.” TO “KOPPERS DELAWARE, INC.” FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2004, AT 6:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

AUTHENTICATION:	*3474979

DATE:	11/15/04

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF KOPPERS INDUSTRIES OF DELAWARE, INC.

Koppers Industries of Delaware, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

“RESOLVED, that the Board of Directors deems it advisable and proposes that the Certificate of Incorporation of the Corporation be amended as follows:

Article 1 and Article 2 are deleted and replaced in their entirety as follows:

1.	The name of the corporation is Koppers Delaware, Inc.

2.	The address of its registered office in the State of Delaware is Koppers Delaware, Inc., 501 Silverside Road, Suite 67, City of Wilmington, County of New Castle, 19809. The name of its registered agent at such address is Koppers Delaware, Inc.”

SECOND: That in lieu of a meeting and vote of the stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, November 12, 2004.

Koppers Industries of Delaware, Inc.

By:
Brian H. McCurrie
President

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KOPPERS INDUSTRIES OF DELAWARE, INC.”, CHANGING ITS NAME FROM “KOPPERS INDUSTRIES OF DELAWARE, INC.” TO “KOPPERS DELAWARE, INC.” FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2004, AT 4:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

Harriet Smith Windsor, Secretary of State

AUTHENTICATION:	*7791673

DATE:	01/17/1996

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF KOPPERS INDUSTRIES OF DELAWARE, INC.

Koppers Industries of Delaware. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: The amendments to the Corporation’s Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

“RESOLVED, that the proper officers of the Corporation be authorized to file a Certificate of Amendment in order to amend the Certificate of Incorporation as follows:

Article 3, Article 5, Section B and Article 7 are deleted and replaced in their entirety as follows:

3.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation’s activities shall be confined to the maintenance and management of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under, Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law.

5.B.	The name and mailing address of cash person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Donald E. Davis	Koppers Industries, Inc. 436 seventh Avenue Pittsburgh, PA 15219

Joseph P. DiBianca	Global Tax Management 501 Silverside Road, Suite 70 Wilmington, DE 19809

Frank S. Zagar	Koppers Industries of Delaware, Inc. 501 Silverside Road, Suite 67 Wilmington, DE 19804

7.	Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Meetings of shareholders will be held within the state of Delaware. The books of the Corporation will he kept in the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article 10 is added as follows:

10.	The Corporation shall have no power and may not be authorized by its shareholders or Directors (i) to perform or omit to do any act that would prevent, inhibit, or cause the Corporation to lose its status as a corporation exempt from the Delaware Corporation Income Tax under Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any activities outside of Delaware which could result in the Corporation being subject to taxation outside of Delaware.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, January     , 1996.

Koppers Industries of Delaware, Inc.

BY:
Frank S. Zagar,
Vice President

ATTEST:

Joseph P. DiBianca, Assistant Secretary

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE!, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KOPPERS COGEN, INC.”, CHANGING ITS NAME FROM “KOPPERS COGEN, INC.” TO “KOPPERS INDUSTRIES OF DELAWARE, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF DECEMBER, A.D. 1995, AT 10 O’CLOCK A.M.

Edward J. Freel, Secretary of State

AUTHENTICATION:	*7757038

DATE:	12/19/952

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF KOPPERS COGEN, INC.

Koppers Cogen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: I he amendments to the Corporation’s Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

“RESOLVED, that the proper officers of the Corporation be authorized to file a Certificate of Amendment in order to amend the Certificate of Incorporation as follows:

Article 1. Article 2 and Article 5, Section B are deleted and replaced in their entirety as follows:

1.	The name of the corporation is Koppers Industries of Delaware, Inc.

2.	The address of its registered office in the State of Delaware is Koppers Industries of Delaware, Inc., 501 Silverside Road, Suite 67, City of Wilmington, County of New Castle, 19809. The name of its registered agent at such address is Koppers industries of Delaware, Inc.

5.B	The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Donald E. Davis	Koppers Industries, Inc. 436 seventh Avenue Pittsburgh, PA 15219

M. Claire Schaming	Koppers Industries, Inc. 436 seventh Avenue Pittsburgh, PA 15219

Frank S. Zagar	Koppers Industries of Delaware, Inc. 501 Silverside Road, Suite 67 Wilmington, DF 19809

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, December             < 1995.

Koppers Cogen, Inc.

BY:
Donald F. Davis,
President

ATTEST:

Frank S. Zagar Assistant Secretary

State of Delaware

Office of the Secretary of State

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “KOPPERS COGEN, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1994, AT 1:30 O’CLOCK P.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

William T. Quillen, Secretary of State

AUTHENTICATION:	*7070858

DATE:	03/28/1994

CERTIFICATE OF INCORPORATION

OF KOPPERS COGEN INC.

1.	The name of the Corporation is Koppers Cogen, Inc.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

3.	The nature of the business or purpose to he conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of voting common stock which the Corporation shall have the authority to issue is 1,000 and the par value of each of such shares is $1.00 amounting in aggregate to $1,000.

5.	A. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
James O. Perry, IV, Esquire	Dickie, McCamey & Chilcote, P.C. Two PPG Place, Suite 400 Pittsburgh, PA 15222-5402.

B	The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
E. A. Clendaniel	Koppers Industries, Inc. 436 seventh Avenue Pittsburgh, PA 15219

Thomas D. Loadman	Koppers Industries, Inc. 436 seventh Avenue Pittsburgh, PA 15219

6.	The corporation is to have a perpetual existence.

7.	Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Meetings of shareholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the Statutes) outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

8.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 28th day of March.

By: